SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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     Rule 14a-6(e)(2))
[x ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-12

                                   Culp,Inc.
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                (Name of Registrant as Specified in its Charter)

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


                                     (LOGO)
                                   CULP, INC.


                              101 South Main Street
                              Post Office Box 2686
                      High Point, North Carolina 27261-2686
                            Telephone: (336) 889-5161

            --------------------------------------------------------
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               September 21, 2004
            --------------------------------------------------------


TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Culp, Inc. (the "company") will be held at the Radisson Hotel, 135 South Main Street, High Point, North Carolina on Tuesday, September 21, 2004, at 9:00 a.m. local time, for the purpose of considering and acting on the following matters:


(1)  To elect five directors;

(2) To ratify the appointment of KPMG LLP as the independent auditors of the company for the current fiscal year; and

(3) To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Only shareholders of record as of the close of business on July 23, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

     Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

     The Proxy Statement accompanying this notice sets forth further information concerning the items listed above and the use of the enclosed proxy. You are urged to study this information carefully.

     The Annual Report of the company also accompanies this notice.

                                    By Order of the Board of Directors,

                                    /s/  Kathy J. Hardy
                                         --------------
                                         KATHY J. HARDY
                                         Corporate Secretary


August 18, 2004

                                     (LOGO)
                                   CULP, INC.



                                 Proxy Statement
                                 ---------------

                                  INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Culp, Inc. (sometimes referred to as the "company") by the company's Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the company to be held on Tuesday, September 21, 2004, at 9:00 a.m. at the Radisson Hotel, 135 South Main Street, High Point, North Carolina, and at any adjournment or adjournments thereof. Action will be taken at the Annual Meeting on the items described in this Proxy Statement, and on any other business that properly comes before the meeting.

     This Proxy Statement and accompanying form of proxy are first being mailed to shareholders on or about August 18, 2004.

     Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting. Any shareholder giving a proxy may revoke it at any time before a vote is taken: (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted for the election of the five directors named as nominees in this Proxy Statement, and for the ratification of the appointment of KPMG LLP as the independent auditors of the company for the current fiscal year. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting. Unless otherwise stated herein, each matter submitted to the shareholders will be approved if more votes are cast in favor of the proposal than the votes cast against the proposal. A shareholder abstaining from the vote on a proposal and any broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question. This means that in cases where a majority of the shares represented is required to approve a proposal, an abstention will have the effect of a vote against the proposal in question.

     The company will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by employees of the company, either personally, by special letter, or by telephone. The company also will request brokers and others to send solicitation material to beneficial owners of the company's stock and will reimburse them for this purpose upon request.

                                 VOTING SECURITIES

     Only shareholders of record at the close of business on July 23, 2004 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the meeting is 11,547,759.

     The following table lists the beneficial ownership of the company's common stock with respect to: (i) each person known by the company to be the beneficial owner of more than five percent of such common stock, as shown on the last public filing made by each such person, and (ii) all executive officers, directors and nominees of the company as a group, a total of 14 persons, as of July 23, 2004.


                                                 Number of Shares    Percent of
    Title of      Name and Address of              Beneficially      Outstanding
     Class          Beneficial Owner                    Owned           Shares
---------------- ------------------------        ----------------    -----------
Common stock,    Robert G. Culp, III                  2,532,430 (1)     21.7%
par value        903 Forrest Hill Drive
$.05 per share   High Point, NC 27262

                 Atlantic Trust, Trustee              2,008,750 (2)     17.4%
                 Robert G. Culp, Jr. Trust
                 100 Federal Street, 37th Floor
                 Boston, MA 02110

                 Dimensional Fund Advisors Inc.         919,397 (3)      8.0%
                 1299 Ocean Avenue, 11th Floor
                 Santa Monica, CA 90401

                 T. Rowe Price Associates, Inc.       1,493,600 (4)     12.9%
                 100 East Pratt Street
                 Baltimore, Maryland 21202

                 All executive officers, directors    3,371,776 (5)     28.1%
                 and nominees as a group (14 persons)


 (1) These shares include all of the shares listed below that also are beneficially owned in the name of Atlantic Trust as trustee of the Robert
     G. Culp, Jr. Trust, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest. (See Note (2) below.) These shares also include 64,738 shares held of record by Susan B. Culp, the wife of Mr. Culp, the beneficial ownership of which shares Mr. Culp disclaims, approximately 21,673 shares owned by Mr. Culp through the company's 401(k) plan, and 133,250 shares subject to options owned by Mr. Culp that are immediately exercisable. For purposes of this Proxy Statement, "immediately exercisable" options are those that are currently exercisable or exercisable within 60 days.

 (2) All of these shares also are included in the shares listed above for Robert G. Culp, III. (See Note (1) above.) Includes 709,375 shares held of record by Atlantic Trust for the benefit of Judith C. Walker, sister of Robert G. Culp, III; 505,000 shares held of record by Atlantic Trust for the benefit of Harry R. Culp, brother of Robert G. Culp, III; and 794,375 shares held of record by Atlantic Trust for the benefit of Robert G. Culp, III, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest.

 (3) Dimensional  Fund  Advisors Inc.  ("Dimensional"),  an  investment  advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are the "Portfolios." In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 919,397 shares of Culp, Inc. stock as of June 30, 2004. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

 (4) These securities are owned by various individual and institutional investors as of June 30, 2004, including T. Rowe Price Small Cap Value Fund, which owns 720,100 shares, representing 6.2% of the shares outstanding. T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (5) Includes 460,875 shares subject to options owned by certain officers, directors and nominees that are immediately exercisable.

                         PROPOSAL 1: ELECTION OF DIRECTORS

     The number of directors constituting the Board has been fixed at nine by the company's shareholders in accordance with the company's bylaws.

     The company's bylaws provide that the Board of Directors shall be divided into three classes of directors with staggered three-year terms, so that one class or approximately one-third of the Board of Directors will be elected every year. At the Annual Meeting the shareholders will be asked to elect five directors. The three directors whose terms expire at the 2004 Annual Meeting of Shareholders (Howard L. Dunn, Jr., H. Bruce English, and Kenneth W. McAllister) have been nominated for reelection. Dr. Harry R. Culp, whose term was to expire in 2005, has submitted his resignation from the Board to be effective at the time of the 2004 Annual Meeting, and another vacancy was created by the earlier resignation of a director whose term was to expire in 2005. Jean L.P. Brunel and Kenneth R. Larson have been nominated to fill these vacancies, and therefore each has been nominated for election to a one-year term.

     In the absence of specifications to the contrary, proxies will be voted for the election of each of the five nominees listed in the table below, and an equal number of votes will be cast for each nominee. In no case will proxies be voted for more than five nominees. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any of the nominees listed below is likely to become unavailable.

                     NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the five nominees for election to the Board of Directors, and the other directors and executive officers of the company:

                                                                         Shares and Percent
                                                      Year      Year     of Common Stock
                                                      Became    Term     Beneficially Owned
Name and Age               Position with Company (1)  Director  Expires  As of July 23, 2004   Notes
------------               ---------------------      --------  -------  -------------------   -----
Nominees
--------
Jean L.P. Brunel, 55       N/A                        N/A       N/A               _

Howard L. Dunn, Jr., 66    Vice  Chairman of the      1972      2004           311,934         (3)
                           Board, Director                                        2.7%


H. Bruce English,  70      Director                   2000      2004            16,500         (2)(4)

Kenneth R. Larson, 61      N/A                        N/A       N/A              2,000         (2)


Kenneth W. McAllister, 55  Director                   2002       2004           18,750         (2)(5)


Directors and
-------------
Executive Officers
------------------
Harry R. Culp, 52          Director                   2002      2005             9,375         (2)(6)


Robert G. Culp,  III, 57   Chairman of the Board      1972      2006         2,532,430         (7)
                           and Chief Executive                                   21.7%
                           Officer, Director

Patrick B. Flavin, 57      Director                   1999      2006           147,200         (8)
                                                                                  1.3%

Patrick H. Norton, 82      Director                   1987      2006            68,591         (2)(9)

Franklin N. Saxon, 52      President and Chief        1987      2005            81,356         (2)(10)
                           Operating Officer,
                           Director

Robert G.  Culp,  IV, 33   President, Culp Home       N/A       N/A             20,085         (2)(11)
                           Fashions division

Boyd B. Chumbley, 47       President, Culp            N/A       N/A             24,089         (2)(12)
                           Velvets/Prints division

Kenneth M. Ludwig, 51      Senior Vice President,     N/A       N/A             77,500         (2)(13)
                           Human Resources and
                           Assistant Secretary

Rodney A. Smith, 57        President, Culp            N/A       N/A             61,966         (2)(14)
                           Decorative Fabrics
                           division

     (1) Officers of the company are elected by the Board of Directors each year. The present officers were elected by the Board on June 15, 2004.

     (2) Less than one percent.

     (3) Includes 66,715 shares owned by Patricia Dunn, wife of Mr. Dunn, and 68,500 shares subject to options owned by Mr. Dunn that are immediately exercisable.

     (4) Includes 3,750 shares subject to options owned by Mr. English that are immediately exercisable.

     (5) Includes 3,750 shares subject to options owned by Mr. McAllister that are immediately exercisable.

     (6) Includes 9,375 shares subject to options owned by Dr. Harry Culp that are immediately exercisable.

     (7) Includes 2,008,750 shares held of record by Atlantic Trust for the benefit of Robert G. Culp, III, Judith C. Walker and Harry R. Culp, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest; includes 64,738 shares held of record by Susan B. Culp, wife of Robert G. Culp, III, the beneficial ownership of which shares Mr. Culp disclaims, 133,250 shares subject to options owned by Mr. Culp that are immediately exercisable, and approximately 21,673 shares owned by Mr. Culp through the company's 401(k) plan.

     (8) Includes 100,000 shares held by Flavin, Blake Investors, L.P., a partnership in which Mr. Flavin is a partner, in an account that is managed by Flavin, Blake & Co., L.P., an investment manager of which Mr. Flavin is a principal, under an arrangement that provides compensation directly or indirectly to Mr. Flavin based in whole or in part upon the performance of the investment, as to which shares Mr. Flavin disclaims beneficial ownership. Includes 26,400 shares held in accounts managed by Flavin, Blake & Co., L.P., as to which shares Mr. Flavin also disclaims beneficial ownership. Includes 7,500 shares subject to options owned by Mr. Flavin that are immediately exercisable.

     (9) Includes 18,750 shares subject to options owned by Mr. Norton that are immediately exercisable.

     (10) Includes 49,750 shares subject to options owned by Mr. Saxon that are immediately exercisable, and approximately 31,190 shares owned by Mr. Saxon through the company's 401(k) plan.

     (11) Includes 9,125 shares subject to options owned by Mr. Culp, IV that are immediately exercisable.

     (12) Includes 21,375 shares subject to options owned by Mr. Chumbley that are immediately exercisable, and approximately 2,714 shares owned by Mr. Chumbley through the company's 401(k) plan.

     (13) Includes 77,500 shares subject to options owned by Mr. Ludwig that are immediately exercisable.

     (14) Includes 58,250 shares subject to options owned by Mr. Smith that are immediately exercisable, and approximately 3,716 shares owned by Mr. Smith through the company's 401(k) plan.



Nominees:

     JEAN L.P. BRUNEL is the managing principal of Brunel Associates, an investment consulting firm offering services to ultra affluent individuals. He spent the bulk of his career in the investment management group of J.P. Morgan, where he worked in the U.S. and abroad until his retirement in 1999. Mr. Brunel worked with U. S. Bancorp as a consultant and chief investment officer of Private Asset Management from 1999 until 2001 when he founded Brunel Associates. He is the editor of Journal of Wealth Management and a trustee of the Research Foundation of the Association for Investment Management and Research. Mr. Brunel was recommended as a nominee for director by an independent director of the company.

     HOWARD L. DUNN, JR. is one of the founders of the company and served as Vice President of Manufacturing and Product Development from 1972 until 1988, when the Board elected Mr. Dunn Executive Vice President. The Board elected Mr. Dunn President and Chief Operating Officer in 1993 and Vice Chairman of the Board in June 2004.

     H. BRUCE ENGLISH was employed by the Monsanto Company, a highly diversified manufacturer of chemicals and other products, for forty years until his retirement in early 1997. During his service, he worked in various divisions and capacities. From 1975 to retirement, he was operating head of a number of business units, including business director - Acrilan from 1989 to 1997.

     KENNETH R. LARSON is owner, president and chief executive officer of Slumberland Furniture in Little Canada, Minnesota, a home furnishings retailer with stores in a nine-state area. Mr. Larson was recommended as a nominee for director by the Chairman of the Board and Chief Executive Officer of the company.

     KENNETH W. MCALLISTER is a member of the law firm of McAllister & Hanks, PLLC since January 2004. He was a senior executive vice president and general counsel of Wachovia Corporation, a bank holding company, from 1997 until his retirement in 2001, and served as general counsel since joining Wachovia in 1988. Mr. McAllister served as United States Attorney for the Middle District of North Carolina from 1981 to 1986. He is a director of High Point Bank
Corporation, High Point Bank and Trust Co., and Lawyers Mutual Liability Insurance Company of North Carolina.

Other Officers and Directors:

     HARRY R. CULP has been practicing dentistry in High Point since 1981. He is the brother of Robert G. Culp, III and uncle of Robert G. Culp, IV. He also served as a director of the company from 1996 to 1999.

     ROBERT G. CULP, III is one of the founders of the company and was Executive Vice President and Secretary until 1981 when he was elected by the Board to serve as President. The Board elected Mr. Culp Chief Operating Officer in 1985 and Chief Executive Officer in 1988. In 1990, the Board of Directors elected Mr. Culp Chairman of the Board. Mr. Culp currently serves as a member of the board of directors of Stanley Furniture Company, Inc. in Stanleytown, Virginia and Old Dominion Freight Line, Inc. in Thomasville, North Carolina, and as a trustee of High Point University. He is the brother of Dr. Harry R. Culp and father of Robert G. Culp, IV.

     ROBERT G. CULP, IV has been employed by the company since 1998 and has served in various capacities. The Board elected Mr. Culp President, Culp Home Fashions division in June 2004. He is the son of Robert G. Culp, III and nephew of Dr. Harry R. Culp.

     BOYD B. CHUMBLEY has been employed by the company since 1984 and has served
in  various  capacities.   The  Board  elected  Mr.  Chumbley  President,   Culp
Velvets/Prints division in June 2004.

     PATRICK B. FLAVIN co-founded Flavin, Blake & Co., Inc. in 1992 and is president and chief investment officer of that investment management company. He currently serves as a member of the board of directors and audit committee of the board for FastChannel Network, Inc., a private company.

     KENNETH M. LUDWIG joined the company in 1985 as director of personnel. The Board elected Mr. Ludwig Vice President, Human Resources in 1986 and Senior Vice President, Human Resources in 1996.

     PATRICK H. NORTON joined La-Z-Boy Incorporated, a furniture manufacturing and marketing company located in Monroe, Michigan, in 1981 as senior vice president of sales and marketing. Mr. Norton served in this position until 1997 when he was elected chairman of the board of La-Z-Boy Incorporated.

     FRANKLIN N. SAXON has been employed by the company since 1983, serving in various capacities, including Chief Financial Officer from 1985 to 1998. In 2001, the Board elected Mr. Saxon Executive Vice President, Chief Financial Officer and President, Culp Velvets/Prints division. In 2002, Mr. Saxon was elected Executive Vice President, Chief Financial Officer, Treasurer, and President, Culp Velvets/Prints division. The Board elected Mr. Saxon President and Chief Operating Officer in June 2004.

     RODNEY A. SMITH joined the company in 1997 as manager of the Phillips Weaving operation. The Board elected Mr. Smith Vice President and President, Culp Yarn division in 1998, and Senior Vice President and President, Culp Yarn division in 1999. In June 2004, the Board elected Mr. Smith President, Culp Decorative Fabrics division.

BOARD COMMITTEES AND ATTENDANCE

     There are four standing committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of the members of each of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) and is "independent" within the meaning of the director independence standards set forth in the regulations of the New York Stock Exchange. Also, each of the members of our Audit Committee is "independent" for purposes of
Section 10A(m)(3) of the Securities Exchange Act of 1934. These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with the directors.

     The Executive Committee, the members of which are Messrs. Culp, Dunn, and Saxon, may exercise the full authority of the Board of Directors when the Board is not in session, except for certain powers related to borrowing and electing certain officers, and other powers that may not lawfully be delegated to Board committees.

     The  Audit  Committee  is  directly   responsible   for  the   appointment,
compensation, retention, and oversight of the independent auditors of the company, and must pre-approve all services provided. The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the company's significant accounting policies, major internal accounting controls, reports from the company's internal auditor, quarterly financial information releases, the Annual Report to shareholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, the committee reviews and approves all significant transactions between the company and any related party.

     Members of the Audit Committee are Messrs. McAllister (Chairman), English and Flavin. The Board of Directors has determined that Mr. Flavin qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.

     The Compensation Committee approves matters relating to compensation, including fringe benefits and benefit plans for management and directors of the company, and reports to the Board of Directors from time to time as to its recommendation on compensation and policies for both management and directors. The committee also administers the company's stock option plans. The members of this committee are Messrs. English (Chairman), Flavin, and McAllister.

     The current members of the Corporate Governance and Nominating Committee are Messrs. Flavin (Chairman), English and McAllister. The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board's policies and procedures, and to corporate governance policies applicable to the company.

     During the fiscal year ended May 2, 2004, the Board of Directors had five meetings; the Audit Committee ten meetings; the Compensation Committee three meetings; and the Corporate Governance and Nominating Committee four meetings. Each Board member attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he served. Under current management practices, the Executive Committee exists mainly to act in place of the Board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire Board or to obtain written consents from all Board members. The Executive Committee held several informal meetings during fiscal 2004. All significant management decisions requiring action by the Board of Directors were considered and acted upon by the full Board.

                              CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

     Our Board of Directors recently approved Corporate Governance Guidelines, with the goal of providing effective governance of the company's business and affairs for the benefit of shareholders. The Corporate Governance Guidelines are available on the company's website at www.culpinc.com in the "Investor Relations" section. In addition, the charters for our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also included in the "Investor Relations" section of the company's website.

Executive Sessions of Non-Management Directors and Independent Directors; Lead Director

     Non-management Board members meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the company (except to the extent that the non-management directors request the attendance of any executive officers). The non-management directors have designated a "lead director" to preside at these meetings, to advise management and to otherwise act as a liaison between the non-management directors and the company's management. Mr. Norton is currently serving as the lead director. In addition to the meetings of non-management directors, the independent directors (as defined by New York Stock Exchange rules and the company's Corporate Governance Guidelines) meet in a separate executive session at least once per year.

Director Attendance at Annual Meetings

     Directors  are  expected  to  attend  the  company's   Annual   Meeting  of
Shareholders. All members of the company's Board of Directors attended the 2003 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

     The company has adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code is available on the company's website at www.culpinc.com under the "Investor Relations" section. The company will disclose on its website or by the filing of a Form 8-K any substantive amendments to the Code with regard to executive officers and any waivers granted under the Code for executive officers or directors.

Communications with Directors

     The company and the company's Board of Directors believe it is important that a direct and open line of communication exist between the company's Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact the company's directors may send a letter to the following address:

                        Culp, Inc. Board of Directors
                        c/o Corporate Secretary
                        P.O. Box 2686
                        High Point, North Carolina  27261-2686

     Communications to directors will be handled by the office of the Corporate Secretary and forwarded to the appropriate person as soon as practicable.

     The company also has a separate policy that allows shareholders, employees or other interested parties to communicate with the Chairman of the Audit Committee of the Board of Directors to report complaints or concerns regarding accounting, internal accounting controls, or audit matters. More details about this policy are available on the company's internet website at www.culpinc.com, in the "Investor Relations" section under the heading "Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters."

Director Nomination Process

     The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the company. The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the company's internet website at www.culpinc.com, in the "Investor Relations" section. Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom is independent as determined by the Board of Directors and as defined by New York Stock Exchange rules. All of the current members of the Corporate Governance and Nominating Committee are independent directors.

     The goal of the Corporate Governance and Nominating Committee is to create a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Corporate Governance and Nominating Committee considers the needs of the Board of Directors in light of the current mix of director skills and attributes. In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board. The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the company. In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the company's industry, management experience, international business knowledge, expertise in accounting or financial analysis, and regulatory compliance expertise. When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings.

     The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above. In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past. Recommendations from shareholders for nominees to the Board of Directors will be considered by the Corporate Governance and Nominating
Committee if made in writing addressed to any member of the committee at the company's main office. In order to be considered, such recommendations must be received at least 120 days prior to the date of the meeting at which directors are to be elected. Submissions should include information regarding a candidate's background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate's qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

                              AUDIT COMMITTEE REPORT

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the company's financial reports and information, systems of internal controls, and accounting, auditing and financial reporting processes. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors and must pre-approve all services provided by the independent auditors. Both the independent auditors and the company's internal auditor report directly to and meet with the Audit Committee.

     Management has the primary responsibility for the financial statements and the reporting process. The company's firm of independent auditors, which for the fiscal year 2004 was KPMG LLP, is responsible for expressing an opinion on the conformity of the company's audited financial statements with U. S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended May 2, 2004. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. The Audit Committee also has considered whether KPMG's provision of non-audit services to the company is compatible with the concept of auditor independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended May 2, 2004 for filing with the Securities and Exchange Commission.

     The foregoing report has been furnished by members of the Audit Committee.

                                          Kenneth W. McAllister, Chairman
                                          H. Bruce English
                                          Patrick B. Flavin



FEES PAID TO INDEPENDENT AUDITORS

     The following table sets forth the fees billed to the company by KPMG LLP for services in the fiscal years ended April 27, 2003 and May 2, 2004.

                                           Fiscal 2004 Fiscal 2003
                                            ---------   ---------
              Audit Fees                    $ 259,640   $ 224,520
              Audit-Related Fees (1)          177,870           0
              Tax Fees (2)                     68,173      71,975
              All Other Fees (3)               15,394           0
                                            ---------   ---------
                   Total                    $ 521,077   $ 296,495
                                            =========   =========


(1) Audit-related fees in fiscal 2004 are for services related to Sarbanes-Oxley
    Section 404 documentation assistance.

(2) Tax fees are for services rendered in connection with domestic and foreign tax compliance and advisory services.

(3) All other fees are for services rendered in connection with customs compliance and a foreign registered office.

     The Audit Committee's policy is to pre-approve all audit fees and terms and all non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting. The Audit Committee did not fail to pre-approve any of the services provided by KPMG LLP during 2004.

          PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the shareholders ratify the Audit Committee's appointment of KPMG LLP to serve as the independent auditors for the company for the fiscal year ending May 1, 2005. KPMG LLP served as the independent auditors for the company for the last fourteen fiscal years. Representatives of the firm are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders' questions. If the appointment of KPMG is not ratified by the shareholders, the Audit Committee of the Board of Directors will consider whether to replace KPMG or retain the firm for the current year as the company's auditors. The proposal to ratify the appointment will be approved upon the vote of a majority of the votes cast on the proposal.

                               EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation paid by the company in the forms specified therein for the years ended May 2, 2004, April 27, 2003, and April 28, 2002 to (i) the chief executive officer of the company and (ii) the company's four most highly compensated executive officers other than the chief executive.

                             SUMMARY COMPENSATION TABLE

=============================================================================================

                                     Annual Compensation  Long-Term Compensation
Name and                              -----------------   ----------------------   All Other
Principal Position             Year   Salary $  Bonus $      Option Grants #     Compensation
------------------             ----   --------  -------      ---------------     ------------
Robert G. Culp, III            2004    416,000  353,600           12,000         72,500(1)(2)
  Chairman  of the  Board      2003    416,000  416,000           12,000         74,487
  and Chief Executive Officer  2002    402,480  416,000           45,000         69,150

Howard L. Dunn, Jr.            2004    364,000  309,400           10,000         47,583(1)(2)
  Vice Chairman of the Board   2003    364,000  364,000           10,000         45,898
                               2002    340,340  364,000           40,000         36,090

Franklin N. Saxon              2004    232,875   98,972            7,000         45,993(1)(3)
  President and                2003    232,875  116,438            7,000         44,839
  Chief Operating Officer      2002    225,307  116,438           35,000          8,630

Rodney A. Smith                2004    200,000   85,000            7,000         11,422(1)(3)
  President, Culp Decorative   2003    186,824  100,000            7,000          8,578
  Fabrics division             2002    174,392   90,125           35,000          6,976

Kenneth M. Ludwig              2004    181,125   76,978            7,000         38,279(1)(3)
  Senior Vice President,       2003    181,125   90,563            7,000         35,890
  Human Resources and          2002    175,239   90,563           35,000          7,010
  Assistant Secretary


     (1) Includes the company's matching contribution to such officers' accounts under the company's 401(k) plan, in the amount of $14,000 for Mr. Culp, $13,242 for Mr. Dunn, $9,477 for Mr. Saxon, $11,269 for Mr. Smith, and $9,908 for Mr. Ludwig.

     (2)  Includes   annual   premiums  of  $58,500  paid  by  the  company  for
     split-dollar life insurance for Mr. Culp, and $34,341 for split-dollar life insurance and long-term care insurance for Mr. Dunn.

     (3) Includes supplemental deferred compensation payments of $34,931 to Mr. Saxon and $27,169 to Mr. Ludwig; includes reportable interest on deferred compensation in the amount of $1,585 to Mr. Saxon, $1,202 to Mr. Ludwig, and $153 to Mr. Smith.

================================================================================

     Option Grants Table. The following table sets forth certain information concerning grants of stock options to the executive officers named in the Summary Compensation Table during fiscal 2004.

                         STOCK OPTION GRANTS IN FISCAL 2004

===========================================================================================================
                                                                              Potential Realizable Value at
                              % of Total                                        Assumed Annual Rates of
                                Options                   Market                Stock Price Appreciation
                               Granted to   Exercise or  Price on                  for Option Term
                     Options  Employees in  Base Price   Date of   Expiration      -----------------
                     Granted  Fiscal Year   ($/Share)     Grant       Date         5 % ($)  10 % ($)
                     -------  ------------  -----------  --------  -----------     -------  --------

Robert G. Culp, III   12,000      15.5         6.61       6.60       6/16/08        21,762   48,232

Howard L. Dunn, Jr.   10,000      12.9         6.61       6.60       6/16/08        18,135   40,194

Franklin N. Saxon      7,000       9.0         6.61       6.60       6/16/08        12,694   28,136

Rodney A. Smith        7,000       9.0         6.61       6.60       6/16/08        12,694   28,136

Kenneth M. Ludwig      7,000       9.0         6.61       6.60       6/16/08        12,694   28,136


===========================================================================================================

     Option Exercises and Year-End Value Table. The following table sets forth certain information concerning exercises of stock options during fiscal 2004 by the executive officers named in the Summary Compensation Table, and options held by such officers at the end of fiscal 2004.


                     AGGREGATED OPTION EXERCISES IN FISCAL 2004
                       AND FISCAL 2004 YEAR-END OPTION VALUES

                                                           Number of             Value of Unexercised
                                                      Unexercised Options        In-the-Money Options
                    Shares Acquired     Value        at Fiscal Year-End(#)     at Fiscal Year-End ($)(1)
                    On Exercise (#)  Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
                    ---------------  ------------  -----------  -------------  -----------  -------------
Robert G. Culp, III       -0-           -0-          128,000       73,000        207,315        340,835
Howard L. Dunn, Jr.       -0-           -0-           60,500       59,500         99,590        269,500
Franklin N. Saxon         -0-           -0-           37,500       42,250         77,213        182,975
Rodney A. Smith           -0-           -0-           46,000       31,000        119,500         99,900
Kenneth M. Ludwig         -0-           -0-           69,250       41,750        136,405        180,185


 (1)   Closing price of company stock at May 2, 2004 was $8.61.

=========================================================================================================

     Securities Authorized for Issuance Under Equity Compensation Plans. The following table sets forth information as of the end of fiscal 2004 regarding shares of the company's common stock that may be issued upon the exercise of options previously granted and currently outstanding options under the company's stock option plans, as well as the number of shares available for the grant of options that had not been granted as of that date.


                      EQUITY COMPENSATION PLAN INFORMATION
--------------------------------------------------------------------------------
    Plan Category          Number of       Weighted-average      Number of
                       securities to be   exercise price of      securities
                          issued upon        outstanding         remaining
                          exercise of     options, warrants    available for
                          outstanding         and rights      future issuance
                       options, warrants                        under equity
                          and rights                         compensation plan
                                                                 (excluding
                                                            securities reflected
                                                               in column (a))
--------------------------------------------------------------------------------
                              (a)                (b)                (c)
--------------------------------------------------------------------------------
 Equity compensation
  plans approved by
  security holders          951,450             $ 7.54            820,000
--------------------------------------------------------------------------------
 Equity compensation
plans not approved by
   security holders               0                  0                  0
--------------------------------------------------------------------------------
        Total               951,450             $ 7.54            820,000
--------------------------------------------------------------------------------


================================================================================


     Severance Protection Plan. In fiscal 2002, the company amended its Severance Protection Plan, which covers certain officers ("Executives") of the company, including each of the individuals named in the Summary Compensation Table. Pursuant to the Severance Protection Plan, the company and covered Executives have entered into written agreements that are effective upon a change in control (as defined in such agreements) of the company. The agreements provide that upon a change in control, the Executive is entitled to payment in the amount of 1.99 times the Executive's total compensation in effect at the time of termination of employment if any of the following events occurs: (i) the Executive is terminated in anticipation of the change in control, (ii) the Executive is terminated within three years after the change in control for any reason other than death, disability or for cause, (iii) the Executive terminates his employment during such three-year period because of an adverse change in the Executive's conditions of employment by the company, or (iv) the Executive terminates his employment during the 30-day period beginning six months after the change in control for any reason other than death or disability. In addition, the agreements provide for payment of one year's total compensation to each covered Executive in exchange for noncompetition covenants by the Executive that do not become effective except upon termination of the Executive's employment following a change in control. The plan does not prevent the company from terminating the Executive for cause at any time. The purpose of the Severance Protection Plan is to ensure the company continuity of management and the Executive continuity of employment in the event of any actual or threatened change in control of the company. The plan is not intended to alter materially the compensation and benefits a covered Executive could reasonably expect in the absence of such a change in control. As of May 2, 2004, the company's potential obligation pursuant to the Severance Protection Plan was $6,930,671, which is the amount that would be expended by the company under the plan if all of the designated executives were terminated or otherwise entitled to benefits after a change in control of the company.

COMPENSATION OF DIRECTORS

     Directors who are also employees of the company do not receive additional compensation for service as directors. Non-employee directors have historically received $15,000 per year for participation as a member of the Board of Directors; $5,000, $3,000, and $2,000 per year for serving on the Audit
Committee, Compensation Committee and Corporate Governance and Nominating Committee, respectively; and an annual stock option grant of 1,875 shares. In fiscal 2004 the Board approved compensation of $15,000 per year for serving as lead director for the company.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee, all of whom are non-employee directors and independent directors, are H. Bruce English, Chairman, Patrick B. Flavin, and Kenneth W. McAllister. No member of the Compensation Committee serves on the compensation committee of another corporation that has a business relationship with the company.


                        COMPENSATION COMMITTEE REPORT

     The following is a report of the Compensation Committee on compensation of executive officers for the fiscal year ended May 2, 2004.

     The Compensation Committee has traditionally based compensation for the company's executive officers on three primary factors: (1) compensation paid to executive officers at comparable firms in the company's industry, (2) the individual executive's performance and contribution to the company, and (3) the financial performance of the company. In general, the committee has set base salaries for executives relying most heavily on the first two factors mentioned above, and has linked executive compensation to the third factor, the company's financial performance, through incentive cash bonuses that are based on the annual financial results of the company and periodic grants of stock options to executive officers. These basic policies were continued during fiscal 2004.

     As it has done in each of the past several years, the committee reviewed published proxy statement and survey information for firms in the company's industry, including many of the companies included in the Core Data Textile Manufacturing Group Index data in the Performance Comparison table below. Based upon this review and upon general knowledge of the industry, the committee had concluded in recent years that the base salaries paid to the company's executive officers have been below those generally prevailing in the company's industry and for other manufacturing companies of similar size. For this reason, in recent years a larger portion of the compensation paid to the company's executives had been based on incentive compensation (cash bonuses and stock options) that is dependent upon the company's financial results. The committee believes that total cash compensation paid to the company's executives has remained generally lower than comparable compensation paid to many or most executives in the company's industry.

     Under the company's Management Incentive Plan, certain executives and key associates (including those in the Summary Compensation Table) are selected by the Compensation Committee (based on management recommendations) to receive annual cash bonuses based on the company's financial results. The Compensation Committee (based on the recommendations of management) sets performance targets for the company in terms of financial measurements judged by the committee to be relevant indicators of management and corporate performance, which was earnings per share in fiscal 2004. Cash bonuses are then awarded to the executives participating in the plan pursuant to a formula that pays a percentage of the maximum bonus award established by the committee for each participating executive based upon the percentages of the performance targets the company achieves in a fiscal year. The cash bonuses shown in the Summary Compensation Table were paid under this plan.

     The committee maintains a policy of providing incentives for executives to promote the creation of shareholder value, so that executive officers' long-term interests will be aligned with those of the company's shareholders. To that end, the committee periodically approves the grant of stock options to executive officers under the company's stock option plans. The Compensation Committee believes that the company's option plans have been successful in helping the company attract and retain skilled management to focus on efforts to increase the company's earnings and returns for its shareholders.

     Periodic grants of incentive stock options are made to the executive officers and selected other employees under the company's 2002 Stock Option Plan, which was adopted by the company and approved by the company's shareholders in 2002. These options are granted at exercise prices equal to or greater than the fair market value of the underlying shares at the time the option is granted.

     In addition to the 2002 Stock Option Plan, the company adopted two Performance-Based Option Plans under which options were granted to senior management with exercise prices significantly below fair market value of the underlying shares, but these options do not become exercisable unless the company achieves certain growth rates in its earnings or until approximately nine years after grant. The purpose of these plans is to provide incentive to senior management to maximize the company's earnings potential and to make a significant portion of executive compensation contingent on meeting earnings targets. In 1994, the company adopted (and the shareholders subsequently approved) the 1994 Performance-Based Option Plan, which provided for the one-time grant to executives of options that could become exercisable after the announcement of earnings for fiscal 1997 only if the company met a targeted compound growth rate of 13% over that three-year period (otherwise these options would not become exercisable until January 1, 2003). The company's reported earnings for fiscal 1997 were at a level that allowed the options to become exercisable in May of 1997, and represented a compound growth rate of 20% for the three years ended April 27, 1997. In 1997, the company adopted (and the shareholders approved) the 1997 Performance-Based Option Plan. This plan is similar in concept to the 1994 Performance-Based Option Plan, in that it provided for the one-time grant to executives of options that could have become exercisable if the company's earnings reached a specific target by the end of fiscal 1999. Otherwise, the options do not become exercisable until January 1, 2006. The earnings target under the 1997 Performance-Based Option Plan was not met, and thus the options under this plan will not become exercisable until January 1, 2006.

     The Compensation Committee approved grants of stock options to certain officers and employees under the 2002 Stock Option Plan during fiscal 2004 to increase the opportunity of these employees to participate in the growth of the company and the value of its stock. The specific levels of options granted generally reflected the level of responsibility of the employees and officers receiving the option awards and the committee's judgment about the direct link between the employee's performance and the company's financial results.

     A supplemental deferred compensation plan was reinstated in fiscal 2002 for two of the company's executive officers. The plan provides for additional deferred compensation payments for the benefit of the specified executive officers in the amount of fifteen percent of such officers' base salary at the beginning of the fiscal year. This plan was adopted by the committee in lieu of providing split-dollar life insurance plans such as those provided for the Chief Executive Officer and the President, as described below.

     The compensation for the Chief Executive Officer is determined under the same policies and practices used for all of the company's executive officers, as discussed above. In addition, the company has provided a split-dollar life insurance plan for the Chief Executive Officer for many years; this program was continued in fiscal 2004 and now includes a split-dollar life insurance plan and long-term care policy for the President. The committee believes this type of plan provides a cost-effective means of providing this benefit.

     The foregoing report has been furnished by the members of the Compensation Committee.

                                          H. Bruce English, Chairman
                                          Patrick B. Flavin
                                          Kenneth W. McAllister

                               PERFORMANCE COMPARISON


     The following graph shows changes over the five-year period ended May 2, 2004 in the value of $100 invested in (1) the common stock of the company, (2) the Core Data Textile Manufacturing Group Index reported by Standard and Poor's, consisting of thirty-four companies (including the company) in the textile industry, and (3) the Standard & Poor's 500 Index. The company previously used the Textile Manufacturing Group Index reported by Media General Financial Services, Richmond, Virginia, and the Core Data Textile Manufacturing Group Index incorporates and continues the calculation of the Media General Textile Manufacturing Group Index.

     The graph assumes an initial investment of $100 at the end of fiscal 1999 and the reinvestment of all dividends during the periods identified.


                            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                                AMONG CULP,INC., THE S & P 500 INDEX,
                            AND THE CORE DATA TEXTILE MANUFACTURING GROUP


                         4/99      4/00      4/01      4/02     4/03      4/04
                      -------- --------- --------- --------- -------- ---------
CULP, INC.             100.00     71.94     60.79    115.44    66.55    110.19
S & P 500              100.00    110.13     95.84     83.74    72.60     89.21
CORE DATA TEXTILE
MANUFACTURING GROUP    100.00     71.02     63.71     95.67    77.46     99.48

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lease Transactions. During fiscal 2004, the company leased two industrial facilities from partnerships owned by certain of the company's executive officers, directors, principal shareholders and members of their immediate families. Principals of these related entities include Robert G. Culp, III, Harry R. Culp (brother of Robert G. Culp, III and a director), and Judith C. Walker (sister of Robert G. Culp, III). These facilities contain a total of 340,000 square feet of floor space. The initial terms of the leases described above range from five to seven years, with one or more five-year renewal options. Base rent per year for the leased facilities ranges from $1.98 to $2.32 per square foot. The leases typically prohibit assignment or subletting without the lessor's consent, but such consent may not be unreasonably withheld. The lessor is generally responsible for maintenance only of roof and structural portions of the leased facilities. The industrial facilities are leased on a "triple net" basis, with the company responsible for payment of all property taxes, insurance premiums and maintenance, other than structural maintenance. The company believes that at the time the leases and any lease renewals were executed, the terms of all such leases were no less favorable to the company than could have been obtained in arms-length transactions with unaffiliated persons. The company received independent appraisals to this effect with respect to the industrial facility leases. All related party leases and amendments thereto are approved by the Audit Committee and are reviewed annually by the Audit Committee. The total amount of rent paid by the company under all related party leases during fiscal 2004 was approximately $682,000.

     Certain Business Relationships. The company had sales of approximately $41.8 million, which constituted 13.1% of the company's net sales, to La-Z-Boy Incorporated in fiscal 2004. Patrick H. Norton, a director of the company, serves as chairman of the board of La-Z-Boy Incorporated.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors, its executive officers, any persons who hold more than ten percent of the company's common stock and certain trusts (collectively, "insiders") to report their holdings of and transactions in the company's common stock to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the company is required to disclose in this Proxy Statement any late filings and any failures to file that have occurred since April 27, 2003. Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC's rules, insiders must furnish the company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the company has received, the company believes that since April 27, 2003, its insiders have complied with all applicable Section 16(a) reporting requirements, except as follows. As previously disclosed in the 2003 Proxy Statement, Mr. Robert G. Culp, III did not report on a timely basis twenty-four transactions over several years by his spouse because he was not aware of the transactions at the time they took place. These transactions were subsequently reported in fiscal 2004 after Mr. Culp learned the details necessary to report the transactions.


================================================================================

                      YOUR DIRECTORS RECOMMEND VOTES "FOR"


o     THE FIVE NOMINEES FOR DIRECTOR

o THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2005


================================================================================

                     SHAREHOLDER PROPOSALS FOR 2005 MEETING


     Shareholders may submit proposals appropriate for shareholder action at the company's Annual Meeting consistent with the regulations of the SEC and the company's bylaws. The nominees named in this Proxy Statement are those chosen by the Board of Directors, upon the recommendation of the Board's Corporate
Governance and Nominating Committee. Nominations may also be made by shareholders in accordance with the company's bylaws. The bylaws require that such nominations be received by the company at least 120 days prior to the Annual Meeting, and that the nominations include certain biographical and other information about the persons nominated as specified in the bylaws. See also "Director Nomination Process" on page 9. For shareholder proposals and nominations for director to be considered for inclusion in the Proxy Statement for the 2005 Annual Meeting, the company must receive them no later than May 1, 2005. Such proposals should be directed to Culp, Inc., Attention: Corporate Secretary, 101 South Main Street, Post Office Box 2686, High Point, North Carolina 27261.

                                  OTHER MATTERS

     The company's management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

                                           By Order of the Board of Directors,


                                       /s/ Franklin N. Saxon
                                           -----------------
                                           FRANKLIN N. SAXON
                                           President and Chief Operating Officer


================================================================================



     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S 2004 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL
STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION: KATHY J. HARDY, CORPORATE SECRETARY, 101 SOUTH MAIN STREET, P. O. BOX 2686, HIGH POINT, NORTH CAROLINA 27261.

                                                                    APPENDIX A
                                  CULP, INC.

                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                   CHARTER

I.    PURPOSE

      The purposes of the Audit Committee (the "Committee") are as follows:

      (a) to assist the Board of Directors of Culp, Inc. (the "Corporation") in its oversight of (1) the integrity of the Corporation's financial statements, (2) the Corporation's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Corporation's internal audit function and independent auditor; and

      (b) to prepare a Committee report as required by the SEC to be included in the Corporation's proxy statement for its annual meeting of shareholders.

      The Committee's primary responsibilities are to:

      o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

      o Select the Corporation's independent auditor (subject to shareholder ratification) and set the terms of the audit engagement.

      o Review and appraise the performance of the Corporation's independent auditor and internal audit staff.

      o Provide an open avenue of communication among the independent auditor, the internal audit, financial and senior management and the Board of Directors.

      While the Committee has the responsibilities and authority set forth in this Charter, the fundamental responsibility for the Corporation's financial statements and disclosures rests with management and the independent auditor.

II.   COMPOSITION

      The Committee shall be comprised of three or more directors appointed by the Board, each of whom shall be an independent director under the standards of the New York Stock Exchange, free from any relationship that would interfere with the exercise of independent judgment as a member of the Committee, and shall also satisfy the additional qualifications for audit committee membership set forth in SEC and NYSE rules, all as determined by the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices and have the ability to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. To the extent practicable, at least one member of the Committee should qualify as an "audit committee financial expert" under SEC rules.

      Unless the Board appoints a Chairman of the Committee, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.  MEETINGS

      The Committee shall meet as frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed. As part of its responsibility to foster open communication, the Committee shall meet periodically with each of management, the internal auditors and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

IV.   ACTIVITIES

      The following shall be among the principal areas of responsibility and recurring responsibilities of the Committee in carrying out its oversight role. These responsibilities are set forth as a guide, with the understanding that the Committee may supplement them as appropriate.

      The Committee shall:

Review of Documents and Reports; Audit Committee Report
-------------------------------------------------------

1. Review this Charter at least annually and recommend any proposed changes to the Board.

2. Discuss with management and the independent auditor the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

3. Discuss with management and the independent auditor, as appropriate, the Corporation's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

            These discussions may be general in nature, covering, e.g., the types of information to be disclosed and the type of presentation to be made, as opposed to the specific content of each release or each piece of guidance.

4. Review the regular reports to management prepared by the internal auditors and by the independent auditor, management's responses to those reports, any "internal control" or management letter issued or proposed to be issued by the independent auditor.

5. Provide a report to be included in each proxy statement of the Corporation for its annual meeting of shareholders, which report shall include the name of each Committee member and shall:

            (i) State whether the Committee has reviewed and discussed the audited financial statements with management;

            (ii) Represent that the Committee has discussed the conduct of the audit with the independent auditor;

            (iii) Represent that the Committee has received the written disclosures and the letter from the independent auditor required by Standard No. 1 of the Independence Standards Board; and

            (iv) State whether, based on a review of the audited financial statements and discussions with the independent auditor, the Committee recommended that the Corporation's financial statements be included in its annual report for filing with the SEC.

Independent Auditor
-------------------

6. Select and appoint the independent auditor (subject to shareholder ratification), considering independence and effectiveness, and review and approve the audit plan for each fiscal year, including the scope of the proposed audit and the fees and other compensation to be paid to the independent auditor.

            The Committee shall have the sole authority and responsibility to appoint and if necessary replace the independent auditor, and shall be directly responsible for the compensation, retention and oversight of the independent auditor.

7. Establish and maintain written policies regarding pre-approval of all audit services and permissible non-audit services to be provided to the Corporation by the independent auditor, and monitor compliance with those policies.

8. At least annually, obtain and review a report by the independent auditor describing (i) the independent auditor's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by it, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Corporation.

9. Based on this report, evaluate the independent auditor's qualifications, performance and independence.

10. Review any major non-audit services that have been provided by the independent auditor and the fees therefor in order to insure that those services have not and will not affect the independence of the independent auditor.

11. Set clear hiring policies for employees or former employees of the independent auditor.

Financial Reporting Processes
-----------------------------

12. Discuss with management and the independent auditor the adequacy and effectiveness of the Corporation's internal control over financial reporting, including any significant deficiencies or changes reported by management and any special audit steps adopted in light of significant control deficiencies, and the effectiveness of the Corporation's disclosure controls and procedures and management reports thereon.

13. Discuss with the independent auditor and with management, as appropriate, the quality, not just acceptability, of the Corporation's financial reporting and accounting principles and standards, significant changes in such standards or principles or in their application, the clarity of the disclosures in the financial statements and key accounting judgments affecting the Corporation's financial statements, including the rationale for, and alternatives to, those judgments and the impact of the alternatives on the Corporation's financial statements.

14. Consider and review with the independent auditor its significant findings and recommendations, including proposed adjustments, together with management's responses.

15. Consider the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation's financial statements.

16. Consider, and approve if appropriate, any major changes to the Corporation's auditing and accounting principles and practices suggested by the independent auditor or management.

Process Improvement
-------------------

17. Regularly review with each of management and the independent auditor any problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to requested information, and management's responses.

18. Review any significant disagreement between management and the independent auditor in connection with the preparation of the financial statements.

19. Review with the independent auditor and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.

20. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal control over financial reporting or accounting controls, or auditing matters.

            These procedures shall include procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

Internal Auditors
-----------------

21. Review, discuss with management and the independent auditor and approve matters related to the internal audit function, including the scope of and changes in its purposes and the responsibilities, organizational structure, resources (including budget and staffing) and qualifications of the internal auditors.

22. Review, with management and the internal auditor, or such others as the Committee deems appropriate, the Corporation's internal audit system and the results of internal audits.

Miscellaneous
-------------

23. At each meeting of the Board of Directors, report any Committee activities since the last directors' meeting and make such recommendations as the Committee deems appropriate.

24. Review and discuss with management, and with the internal audit staff and the independent auditor, as appropriate, issues regarding the Corporation's risk assessment and risk management policies, including the Corporation's major financial risk exposure and the steps management has taken to monitor and mitigate such exposure.

25. Review and discuss with management, and with the internal auditor and the independent auditor, as appropriate, the Corporation's compliance with legal and regulatory requirements and developments with respect to those requirements that are of major significance to the Corporation.

26. Review, investigate and monitor other matters pertaining to the integrity or independence of management or the Board, including conflicts of interest, related party transactions, issues regarding adherence to standards of business conduct and other matters involving the Corporation's compliance programs.

27. Conduct and present to the Board an annual evaluation of the Committee's performance.

V.    RESOURCES

      Both the independent auditor and the internal auditor may contact the Committee or its Chairman directly to review sensitive items that can impact the accuracy of financial reporting or to discuss significant issues that, in their judgment, may warrant follow-up by the Committee.

      In discharging its responsibilities, the Committee shall be empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Corporation. The Committee shall also have the power to retain outside counsel or accounting or other experts, in each case as and on the terms (including fees) that the Committee deems necessary or appropriate in its sole discretion.

      The Committee shall have access to such funds of the Corporation as it may require for any of the purposes or responsibilities stated in this Charter.

CULP, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ  08818-8694








[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
----------------------------------------
                 CULP, INC.
----------------------------------------
1. ELECTION OF DIRECTORS:
     Nominees:(01) Jean L.P. Brunel,     2.PROPOSAL to ratify the appointment
              (02) Howard L. Dunn, Jr.,    of KPMG LLP as the company's
              (03) H. Bruce English,       independent auditors for fiscal 2005.
              (04) Kenneth R. Larson and
              (05) Kenneth W. McAllister
                                              FOR         AGAINST     ABSTAIN
     FOR                      WITHHELD        [ ]           [ ]         [ ]
     ALL    [ ]          [ ]  FROM ALL
   NOMINEES                   NOMINEES

[ ] ____________________________________
    For all nominee(s) except as written
    above                                3.In their discretion, the proxies are
                                           authorized to vote upon any other
                                           business that may properly come
                                           before the meeting.


                                           Mark box at right if an address [ ]
                                           change or comment has been noted on
                                           the reverse side of this  card.


                                           Be sure to sign and date this Proxy.


Signature: ____________ Date: _________  Signature: ____________ Date: _________




PROXY                               CULP, INC.                             PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert G. Culp, III, Kathy J. Hardy and Franklin
N. Saxon, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of Culp, Inc. held of record by the undersigned on July 23, 2004 at the Annual Meeting of Shareholders to be held on September 21, 2004 or any adjournment or adjournments thereof.

This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the nominees listed in proposal 1; and for the ratification of the appointment of KPMG LLP as independent auditors in proposal 2. If, at or before the time of the meeting, any of the nominees listed on the reverse side has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please sign exactly as name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.)
--------------------------------------------------------------------------------


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